Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), we will convert from the mutual (meaning no stockholders) to the stock form of ownership. To accomplish the conversion, TC Bancshares, Inc., a newly formed company that will become the holding company for TC Federal Bank (“TC Federal”), is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the conversion, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the conversion of TC Federal, we must receive the approval of our eligible depositors and borrowers. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one packet of material, depending on the ownership structure of your accounts at TC Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at TC Federal. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible TC Federal customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, Georgia or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on June     , 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a TC Federal customer.

Sincerely,

Greg Eiford President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at (    )                     ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. TC Bancshares, Inc., a newly formed company that will become the holding company for TC Federal Bank (“TC Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of TC Federal at the close of business on December 31, 2019 or March 31, 2021 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, Georgia or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on June     , 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TC Bancshares, Inc. stockholder.

Sincerely,

Greg Eiford President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at (    )                     ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Sir/Madam:

Performance Trust has been retained by TC Bancshares, Inc. as marketing agent in connection with the offering of TC Bancshares, Inc. common stock.

At the request of TC Bancshares, Inc., we are enclosing materials regarding the offering of shares of TC Bancshares, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

B

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. TC Bancshares, Inc., a newly-formed company that will become the holding company for TC Federal Bank (“TC Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of TC Bancshares, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, Georgia or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:00 p.m., Eastern Time, on June     , 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a TC Bancshares, Inc. stockholder.

Sincerely,

Greg Eiford President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, at (    )                     ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I

Questions and Answers

About Our Conversion and

Stock Offering

This brochure answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of TC Federal Bank (“TC Federal”), our customers and the communities we serve.

Under our plan of conversion (the “Plan”), TC Federal will convert from a mutual (meaning no stockholders) to the stock form of ownership, through the sale of shares of TC Bancshares, Inc. common stock. Upon completion of the conversion, 100% of the common stock of TC Bancshares, Inc. will be owned by stockholders, and TC Bancshares, Inc. will own TC Federal.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION?

A.

Our primary reasons for our decision to convert into a stock form of ownership are to establish an organizational structure that will enable us to: increase our capital to support future growth and profitability; compete more effectively in the financial services marketplace; offer our depositors, employees, management, and directors an equity ownership interest in TC Federal, and thereby an economic interest in our future success; attract and retain qualified personnel; and increase our flexibility to structure and finance the expansion of our operations.

Q.	WHAT CHANGES WILL OCCUR AS A RESULT OF THE CONVERSION? WILL THERE BE ANY CHANGES AT MY LOCAL BRANCH?

A.

No changes are planned in the way we operate our business. The conversion is an internal change to our corporate structure. The conversion will have no effect on the staffing, products or services we offer to our customers through our offices, except to enable us to potentially add additional staff, products and services in the future.

Q.	WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	IS TC FEDERAL BANK CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of December 31, 2020, TC Federal Bank was considered “well-capitalized” for regulatory purposes.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN?

A.

Your vote “FOR” the Plan is extremely important to us. Each eligible TC Federal customer as of May 3, 2021 received a Proxy Card attached to a Stock Order Form. These packages received by eligible customers also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Although you have the right to subscribe for stock, voting does not require you to purchase shares of common stock in the offering.
Q.	WHAT VOTE IS REQUIRED TO APPROVE THE PLAN?

A.	The Plan must be approved by the affirmative vote of a majority of votes eligible to be cast by the members of TC Federal at the special meeting of members.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.

Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	HOW DO I VOTE?

A.

Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.

Eligible depositors at the close of business on May 3, 2021 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Additionally, each borrower as of November 20, 2019 whose borrowing remained outstanding at the close of business on May 3, 2021 will be entitled to one vote. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PACKET?

A.

If you had more than one deposit and/or applicable loan account on May 3, 2021, you may have received more than one packet of material, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.

TC Bancshares, Inc. is offering for sale between 3,995,000 and 5,405,000 shares of common stock (subject to increase to 6,215,750 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of TC Bancshares, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors of TC Federal Bank with aggregate balances of at least $50 at the close of business on December 31, 2019;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of TC Federal Bank with aggregate balances of at least $50 at the close of business on March 31, 2021; and

Priority #4—Other depositors of TC Federal Bank at the close of business on May 3, 2021 and borrowers as of November 20, 2019 who maintained such borrowing as of the close of business on May 3, 2021.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in the Georgia Counties of Brooks, Colquitt, Grady, Mitchell and Thomas, and Florida Counties of Gadsden, Jefferson, Leon and Wakulla.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. In addition, the stock order form requires that you list all deposit or loan accounts, giving all names on each account and the account number at the applicable eligibility record date. Your failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription. Eligible depositors or borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on June     , 2021.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to TC Bancshares, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your TC Federal deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at TC Federal may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% per annum from the date we process your payment until the completion or termination of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your TC Federal deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 30,000 shares ($300,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “Summary — Limits on the Amount of Common Stock You May Purchase.”

Q.	MAY I USE MY TC FEDERAL INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

You may use funds currently held in retirement accounts with TC Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at TC Federal or elsewhere, please call our Stock Information Center as

soon as possible for guidance, but preferably at least two weeks before the June     , 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM TC FEDERAL TO PAY FOR SHARES?

A.	No. TC Federal, by regulation, may not extend a loan for the purchase of TC Bancshares, Inc. common stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked unless the offering is terminated or is extended beyond [●][●], 2021 or the number of shares of common stock to be sold is increased to more than 6,215,750 shares or decreased to less than 3,995,000 shares.

Q.	ARE DIRECTORS AND SENIOR OFFICERS OF TC FEDERAL BANK PLANNING TO PURCHASE STOCK?

A.

Yes. Directors and senior officers, together with their associates, are expected to subscribe for an aggregate of [●] shares ($[●]), or approximately [●]%, of the shares to be sold in the offering at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, TC Bancshares, Inc.’s stock will not be insured by the Federal Deposit Insurance Corporation.
Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Following completion of the offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends.

Q.	HOW WILL TC BANCSHARES, INC.’S SHARES TRADE?

A.

Upon completion of the conversion and offering, we expect the common stock will be traded on the Nasdaq Capital Market under the symbol “TCBC”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell “TCBC” shares in the future.

Q.	IF I PURCHASE SHARES DURING THE OFFERING, WHEN WILL I RECEIVE MY SHARES?

A.

All the shares of TC Bancshares, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, at (    )     , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT REMINDER Please Support Us

  FOR

Dear Member:

As a follow-up to our recent mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with TC Federal Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing TC Federal Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (    )                     , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Sincerely,

Greg Eiford President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG1

SECOND REQUEST Please Support Us

  FOR

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with TC Federal Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing TC Federal Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (    )                     , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Sincerely,

Greg Eiford President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG2

THIRD REQUEST Please Support Us

  FOR

Dear Member:

As a follow-up to our recent proxy mailing, our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS on the proposed plan of conversion. We value your relationship with TC Federal Bank and ask for your support by voting the enclosed proxy card today.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted all of your proxy card(s), I would like to extend my appreciation for your vote. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Although you have the right to subscribe for stock, voting does not obligate you to subscribe for stock.

Thank you for choosing TC Federal Bank, and we appreciate your vote. If you have any questions, please call our Stock Information Center at (    )                     , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Sincerely,

Greg Eiford President and Chief Executive Officer

The Plan of Conversion must be approved by a majority of the votes eligible to be cast.

If you have more than one account or a qualifying loan you may receive more than one proxy card.

Please support us by voting all proxy cards received.

PG3

STOCK ORDER FORM	For Internal Use Only
SEND OVERNIGHT PACKAGES TO: Stock Information Center 131 S. Dawson Street Thomasville, GA 31792 Call us at ( )	BATCH # ORDER # CATEGORY # REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 4:00 p.m., Eastern Time, on June     , 2021. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form, or by hand-delivery to TC Federal Bank’s (“TC Federal”) main office located at 131 S. Dawson Street Thomasville, GA 31792. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other TC Federal offices. Do not mail Stock Order Forms to TC Federal. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

	× $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order made payable to TC Bancshares, Inc. in the amount of:		$ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the TC Federal deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at TC Federal and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	TC Federal Deposit Account Number	Withdrawal Amount(s)
$ .00
$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9.

a.  Depositors of TC Federal with aggregate balances of at least $50 at the close of business on December 31, 2019.

b.  Depositors of TC Federal with aggregate balances of at least $50 at the close of business on March 31, 2021.

c.    Depositors of TC Federal at the close of business on May 3, 2021 and borrowers as of November 20, 2019, who maintained such borrowings as of the close of business on May 3, 2021.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.  You are a resident of the Georgia Counties of Brooks, Colquitt, Grady, Mitchell and Thomas, and Florida Counties of Gadsden, Jefferson, Leon and Wakulla.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	TC Federal Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a TC Bancshares, Inc., or TC Federal:

Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (the terms “Associate” and “Acting in Concert” defined on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				Phone # (DAY)
Street				Phone # (CELL)
City	State	Zip	County (Important)	Email

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 4:00 p.m., Eastern Time, on June , 2021, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED				Bank Use

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)	any corporation or organization, other than TC Bancshares, Inc., TC Federal or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any class of equity securities of the corporation or organization;
(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
(3)	any blood or marriage relative of the person, who either lives in the same house as the person or who is a director or senior officer of TC Bancshares, Inc., TC Federal or a subsidiary thereof.

Acting in Concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the employee plan will be aggregated.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.

Please see the Prospectus section entitled “Summary – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by TC Bancshares, Inc., this Stock Order Form may not be modified or canceled without TC Bancshares, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $400,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and Stock Issuance and the Prospectus dated May [•], 2021.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that this security is Federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of the Comptroller of the Currency.

I further certify that, before subscribing for shares of the common stock of TC Bancshares, Inc., I received the Prospectus dated May [•], 2021, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by TC Bancshares, Inc., in the “Risk Factors” section, beginning on page [•]. Risks include, but are not limited to the following:

Risks Related to Our Business

Risks Related to the COVID-19 Pandemic and the Associated Economic Slowdown.

1.	The ongoing global COVID-19 outbreak could harm our business and results of operations, and such effects will depend on future developments, which are highly uncertain and are difficult to predict.

2.	A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of nonperforming loans, which could adversely affect our operations, financial condition and earnings.

Risks Related to Lending Activities.

3.	We originate commercial and multi-family real estate, commercial and industrial, and construction and land development loans, which involve credit risks that could adversely affect our financial condition and results of operations.

4.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Risks Related to Our Business Strategy.

5.	Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

6.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

Risks Related to Interest Rates.

7.	A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability.

8.	Future changes in interest rates could reduce our profits and asset values.

Risks Related to Competitive Markets.

9.	Strong competition within our market areas may limit our growth and profitability.

10.	Our asset size makes it more difficult for us to compete.

Risks Related to Laws and Regulations.

11.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

12.	Uncertainty exists with regard to regulation of holding companies of covered savings associations.

13.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

14.	We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

Risks Related to Operational Matters.

15.	We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches.

16.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

Risks Related to Accounting Matters.

17.	Changes in accounting standards could affect reported earnings.

18.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

19.	We have a significant amount of net operating losses that we may not be able to utilize.

Other Risks related to Our Business.

20.	Legal and regulatory proceedings and related matters could adversely affect us.

21.	We are subject to environmental liability risk associated with lending activities or properties we own.

22.	Natural disasters, acts of terrorism and other external events could harm our business.

23.	We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

24.	We may be required to transition from the use of LIBOR interest rate index in the future.

Risks Related to the Offering

25.	The future price of our common stock may be less than the purchase price in the stock offering.

26.	The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

27.	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

28.	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

29.	Our stock-based benefit plans will increase our costs, which will reduce our income.

30.	The implementation of one or more stock-based benefit plans may dilute your ownership interest.

31.	The corporate governance provisions in our articles of incorporation and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.

32.	Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

33.	You may not receive dividends on our common stock.

34.	You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

35.	We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

36.	You may not revoke your decision to purchase TC Bancshares common stock in the subscription or community offerings after you send us your order.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

TC BANCSHARES, INC.

STOCK INFORMATION CENTER: (    )

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 30,000 shares ($300,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to TC Bancshares, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.05% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your TC Federal deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from a TC Federal certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a TC Federal IRA or other retirement accounts. For guidance on using retirement funds, whether held at TC Federal or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the June     , 2021 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in Subscription and Community Offering – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all TC Federal deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all TC Federal deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of May 3, 2021. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a TC Bancshares, Inc. or TC Federal director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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TC BANCSHARES, INC

STOCK INFORMATION CENTER: (    )

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at TC Federal as of the close of business on December 31, 2019, March 31, 2021 or May 3, 2021 or a loan on November 20, 2019 that remained outstanding as of close of business on May 3, 2021.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at TC Federal as of the close of business on December 31, 2019, March 31, 2021 or May 3, 2021 or a loan on November 20, 2019 that remained outstanding as of close of business on May 3, 2021.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at TC Federal as of the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the GA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at TC Federal as of the close of business on December 31, 2019, March 31, 2021 or May 3, 2021 or a loan on November 20, 2019 that remained outstanding as of close of business on May 3, 2021.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at TC Federal as of the close of business on December 31, 2019, March 31, 2021 or April 30, 2021 or a loan on November 20, 2019 that remained outstanding as of close of business on May 3, 2021.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at TC Federal as of the close of business on December 31, 2019, March 31, 2021 or May 3, 2021 or a loan on November 20, 2019 that remained outstanding as of close of business on May 3, 2021.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 4:00 p.m., Eastern Time, on June     , 2021. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to TC Federal’s main office located at 131 S. Dawson Street, Thomasville, GA 31792. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other TC Federal offices. Please do not mail Stock Order Forms to TC Federal. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, at (    )                     , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

TC FEDERAL BANK Please vote by marking one of the boxes as shown. 1. Approval of the plan of conversion		REVOCABLE PROXY CONTROL NUMBER
FOR	AGAINST

The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Members, TC Federal Bank proxy statement for the Special Meeting of Members, and TC Bancshares, Inc.’s prospectus.

Signature Date

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES.

DETACH HERE

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the plan of conversion.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. The proposal requires the approval of our members. Your vote “FOR” will help us support our future growth, enhance our capital position, compete more effectively, offer our members an opportunity to obtain an economic interest in our future success, and to form a holding company structure. We value your relationship and continued support of TC Federal Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by telephone or internet.

PROXY VOTING INSTRUCTIONS

By Mail RETURN ENVELOPE	By Phone CALL xxx-xxx-xxxx	By Internet proxypush.com/TCF
PROXY CARDS CAN BE RETURNED IN ONE ENVELOPE.	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL.

THANK YOU For Your Vote.

If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

TC FEDERAL BANK	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TC FEDERAL BANK FOR USE AT A

SPECIAL MEETING OF MEMBERS TO BE HELD ON [●], 2021 AND AT ADJOURNMENTS OF THAT MEETING FOR THE PURPOSES SET FORTH IN THE NOTICE OF SPECIAL MEETING

The undersigned hereby appoints the full Board of Directors of TC Federal Bank, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at [meeting location] on [meeting date] at [meeting time], and at any and all adjournments thereof, as follows, in accordance with the instructions on the reverse side hereof:

1.  Approval of a Plan of Conversion pursuant to which TC Federal Bank would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its capital stock to a new holding company, TC Bancshares, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock charter and new bylaws for TC Federal Bank, as described in more detail in the accompanying proxy statement.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote virtually during the Special Meeting, or at any adjournments, and notifies the Secretary of TC Federal Bank at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSAL STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION.

(Continued on reverse side)

DETACH HERE

WHY Convert?

The plan of conversion will provide us with access to additional capital, which will provide us the financial strength to better serve our customers and support our future growth and expansion.

WHAT Will Change?

The conversion is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans or require you to purchase shares of TC Bancshares, Inc. common stock in the offering. Deposit accounts will continue to be federally insured.

We appreciate your vote and your continued support of TC Federal Bank

Please support us and vote all proxy cards received

READ THIS FIRST

Office of the Comptroller of the Currency Guidance for

Account Holders

Your financial institution is in the process of selling stock to the public in a mutual-to-stock conversion transaction. As an account holder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Customer Assistance Group, toll-free, at (800) 613-6743. The OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion offering. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact the OCC at: The Southern District Office located at 500 North Akard Street, Suite 1600, Dallas, Texas 75201.

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What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

•

Know the Rules — By law, account holders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, account holders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or stock order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask your financial institution for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.